UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 438-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2021, the board of directors of CLS Holdings USA, Inc. (the “Company”) appointed Ross Silver, age 43, as a Class I director to fill a vacancy on its board of directors. Mr. Silver will hold office until the Company’s 2021 annual meeting of stockholders and until his successor has been duly elected and qualified. Mr. Silver, an independent director, shall serve on the board’s Audit Committee.

In 2016, Mr. Silver founded Sylva International LLC, a marketing and consulting firm doing business as Sylvacap Media.  Sylva International is a Registered Investment Advisor in the State of Oregon. Prior to founding Sylva International, Mr. Silver founded Vista Partners LLC, a hedge fund and independent equity research firm, and served as Principal Analyst and CEO from 2005-2016.

Prior to starting Vista, Mr. Silver was a Research Analyst for Trinity Capital Advisors, Inc., a San Francisco-based hedge fund, and a research associate for Dresdner RCM (now Allianz) covering consumer discretionary and consumer staple companies. Prior to working for Dresdner, Mr. Silver was a member of Canadian Imperial Bank of Commerce’s technology, media, and telecom investment banking group, where he worked primarily on M&A but also on equity and debt offerings.

There are no arrangements or understandings between Mr. Silver and any other person pursuant to which Mr. Silver was selected as a director of the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: February 18, 2021	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer